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                                    NAVIDEC

             INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO

                                               ------------------------
                                                   CUSIP 639-34Q-01
                                               ------------------------
                                                     SEE REVERSE
                                               FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT


IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF NO PAR VALUE COMMON STOCK OF

                                 NAVIDEC, INC.

transferable only on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate property endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the said Company has caused this Certificate to be executed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the Company.

Date:

KEVIN L. BLANKINSHIP, SECRETARY                     RALPH ARMIJO, PRESIDENT



COUNTERSIGNED:

      American Securities Transfer & Trust, Inc.
                     P.O. Box 1090
                Denver, Colorado 80201

By: ___________________________________________
Transfer Agent & Registrar Authorized Signature